UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 25, 2010
Date of Report (Date of earliest event reported)
PRGX Global, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805

(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949

(Address of Principal Executive Offices)	(Zip Code)
770-779-3900

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 25, 2010, PRGX UK Ltd. (“PRGX UK”), a wholly owned subsidiary of PRGX Global, Inc. (“PRGX”), entered into a Share Purchase Agreement, pursuant to which PRGX UK acquired all of the issued and outstanding capital stock of Etesius Limited (“Etesius”), a privately-held provider of purchasing and payables technologies and spend analytics services based in Chelmsford, United Kingdom. The consideration payable to the shareholders of Etesius is an initial payment of $2.8 million, with an additional $1.2 million to be paid over four years after the closing date. The Etesius shareholders may also receive up to an aggregate of $3.8 million in additional deferred consideration over that four-year period depending on the future performance of certain segments of PRGX service lines.
     Also, on February 25, 2010, PRGX issued a press release in connection with the Etesius acquisition, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith:

	99.1	Press Release dated February 25, 2010

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.
By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: February 25, 2010

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

99.1	Press Release dated February 25, 2010